Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2007 on the consolidated financial statements of Lincoln Gold Corporation (the “Company”) that are included in the Company’s Form 10-KSB, which is included, by reference, in the Company’s Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on September 27, 2004.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS
Vancouver, Canada
April 2, 2007